UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2007

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 30, 2007, the Board of Directors elected Leon (Lee) J. Level as a Director of the Company. Mr. Level was also appointed to serve on the Audit Committee of the Board of Directors.

Mr. Level retired in 2006 from Computer Sciences Corporation (CSC), having served as Corporate Vice President and Chief Financial Officer and as a director of CSC from 1989 to 2006. Prior to his CSC experience, Mr. Level held ascending and varied financial management and executive positions with Unisys Corporation (formerly Burroughs Corporation), including corporate vice president, treasurer and chairman of Unisys Finance Corporation, Bendix Corporation (executive director and assistant corporate controller) and Deloitte, LLP (formerly Deloitte, Haskins & Sells).

Mr. Level is a Certified Public Accountant and holds both B.B.A. and M.B.A. degrees from the University of Michigan. He also serves on the Boards of Levi Strauss & Co. and UTi Worldwide Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

May 30, 2007	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer